Exhibit 10.2

Supplementary Agreement to the Stock Purchase Agreement

This Supplementary Agreement to the Stock Purchase Agreement (hereinafter referred to as “the Agreement”) is signed by the following parties in Chaoyang District, Beijing, China on December 30, 2022:

Seller：Beijing Kanghuayuan Medicine Information Consulting Co., Ltd.（”Kanghuayuan”）

Buyer：Shineco Life Science Research Co., Ltd.（”Shineco Life Science”）

Target：Changzhou Biowin Pharmaceutical Co., Ltd.（”Biowin”）

According to the Stock Purchase Agreement signed by the Seller, the Buyer and the Target on October 21, 2022, through friendly negotiation, the parties reached the following supplementary agreement:

1. The Transfer (Settlement) Confirmation shall be signed by each party before December 31, 2022.

2. The parties agree that from January 1, 2023, the buyer will send special financial personnel to the target to take full charge of the financial management of the target.

3. The target implements the general manager responsibility system under the leadership of the board of directors. The general manager is nominated by the purchaser and appointed by the board of directors.

4. This agreement shall come into force from the date of signature by all parties, and shall have the same legal effect as the Stock Purchase Agreement. If the agreement is inconsistent with the Stock Purchase Agreement, the agreement shall prevail.

5. This agreement is made in triplicate, with each party holding one copy, which has the same legal effect.

Seller：

Beijing Kanghuayuan Medicine Information Consulting Co., Ltd.(seal)

Legal representative or authorized representative (signature or seal)：	/s/Fengming Liu

Buyer：

Shineco Life Science Research Co., Ltd.(seal)

Legal representative or authorized representative (signature or seal)：	/s/Jennifer Zhan

Target：

Changzhou Biowin Pharmaceutical Co., Ltd. (seal)

Legal representative or authorized representative (signature or seal)：	/s/Fengming Liu

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